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                                                                     EXHIBIT 5.1

                               November 2, 1998



Mr. William Borne
Amedisys, Inc.
3029 S. Sherwood Forest Blvd., Suite 300
Baton Rouge, Louisiana  70816

Dear Mr. Borne:

     As counsel for Amedisys, Inc., a Delaware corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form S-1 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of (i) 1,669,037 shares of Common Stock issuable upon conversion of series A preferred stock ("Preferred Stock"), and (ii) 116,833 shares of Common Stock underlying Preferred Stock pursuant to currently exercisable warrants (" Placement Agent Warrants").

     We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon all the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. The shares of Preferred Stock underlying the Placement Agent Warrants to be issued upon exercise of such Placement Agent Warrants are validly authorized and, upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and nonassessable.
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Mr. William Borne
October 30, 1998
Page 2

     3. The shares of Common Stock underlying the Preferred Stock to be issued upon conversion of such Preferred Stock are validly authorized and, upon conversion of the Preferred Stock in accordance with their terms, will be validly issued, fully paid and nonassessable.

     We consent to the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters."


                                    Very truly yours,

                                    BREWER & PRITCHARD, P.C.